UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALLOGENE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ALLOGENE THERAPEUTICS, INC.
210 East Grand Avenue
South San Francisco, California 94080
SUPPLEMENT TO PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 18, 2026
Dear Stockholder:
This proxy statement supplement, dated May 20, 2026 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Allogene Therapeutics, Inc., a Delaware corporation (the “Company”), dated April 30, 2026 (the “Proxy Statement”) for the Annual Meeting of Stockholders of the Company to be held on June 18, 2026 at 8:00 a.m., Pacific Time virtually via live webcast at www.virtualshareholdermeeting.com/ALLO2026 (the “Annual Meeting”). This Supplement updates the Summary Compensation Table under the “Executive Compensation” section of the Proxy Statement to correct the amounts reported in the “Total” column for Dr. Chang for 2024 and Dr. Roberts and Mr. Parker for 2025 to reflect the correct sum of total compensation reported for the applicable year.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.
2025 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our Named Executive Officers during the fiscal years ended December 31, 2025, and December 31, 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	RSU awards ($)(1)	PSU awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
David Chang, M.D., Ph.D.	2025	724,000	—	1,071,218	1,338,319	2,588,329	400,010	14,217	6,136,093
President and Chief Executive Officer	2024	724,000	—	1,016,960	—	2,401,683	329,420	10,145	4,482,208
Zachary J. Roberts, M.D., Ph.D.	2025	530,207	—	337,391	421,740	815,222	202,804	17,750	2,325,114
Chief Medical Officer and Executive Vice President of Research and Development	2024	530,207	—	448,000	—	1,058,010	167,015	17,525	2,220,757
Geoffrey Parker Executive Vice President and Chief Financial Officer	2025	500,000	—	337,391	421,740	815,222	191,250	15,750	2,281,353

(1)    The dollar amounts in this column reflect the aggregate grant date fair value of RSUs granted during the indicated year and computed in accordance with FASB ASC 718. The grant date fair values of the 2025 and 2024 RSUs are based on the closing market price of the Company’s common stock on the date of grant.
(2)    The dollar amount in this column reflects the aggregate grant date fair value of PSUs granted in 2025. The amount reflects a maximum possible payout of 150%. The grant date fair value is based on the closing market price of the Company’s common stock on the date of grant.
(3)    The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted during the indicated year. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 9 “Stock-based Compensation” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(4)    The dollar amounts in this column represent annual performance-based incentive earned for the indicated year. For more information, see below under “2025 Annual Performance-Based Cash Incentive.”

(5)    The dollar amounts in this column represent Section 401(k) contributions. For Dr. Chang and Dr. Roberts, the dollar amount in this column includes health savings account benefits.

Voting Matters
As set forth in the Proxy Statement, you are being asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Except as set forth herein regarding the correction to the amounts reported in the “Total” column of the Summary Compensation Table, there is no change to Proposal 2—Advisory Vote on Executive Compensation, included in the Proxy Statement.
Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Earl Douglas
Senior Vice President, General Counsel and Corporate Secretary
South San Francisco, California
May 20, 2026